Schering-Plough Corporation and Subsidiaries
                    Subsidiaries of Registrant
                      As of December 31, 1998
                                                      Exhibit 21

                                                             State or Country
                                                            of Incorporation
Subsidiaries of Registrant                                  or Organization

AESCA Chemisch Pharmazeutische Fabrik GmbH                         Austria
American Image Productions, Inc.                                   Tennessee
American Scientific Laboratories, Inc.                             Delaware
Ark Products Limited                                           United Kingdom
Avondale Chemical Co., Ltd.                                        Ireland
Beneficiadora e Industrializadora S.A. de C.V.                     Mexico
Canji, Inc.                                                        Delaware
Chemibiotic (Ireland) Limited                                      Ireland
Colombia Veterinary Holdings, Inc.                                 Panama
Coopers Animal Health Limited                                 United Kingdom
Coopers Brasil Ltda.                                               Brazil
Coopers Uruguay S.A.                                               Uruguay
Dashtag                                                        United Kingdom
Desarrollos Farmaceuticos Y Cosmeticos S.A.                        Spain
DNAX Research Institute of Molecular & Cellular Biology, Inc.      California
Douglas Industries, Inc.                                           Delaware
Dr. Scholl's Foot Comfort Shops, Inc.                              Delaware
Essex (Taiwan) Ltd.                                                Taiwan
Essex Chemie A.G.                                                  Switzerland
Essex Farmaceutica S. A.                                           Colombia
Essex Farmaceutica Portuguesa, Lda                                 Portugal
Essex Italia S.p.A.                                                Italy
Essex Pharma GmbH                                                  Germany
Essex Pharmaceuticals, Inc.                                        Philippines
Essexfarm, S. A.                                                   Ecuador
Farmaceutica Essex, S. A.                                          Spain
Garden Insurance Co., Ltd.                                         Bermuda
Integrated Therapeutics Group, Inc.                                Delaware
Key Pharma S.A.                                                    Argentina
Key Pharma S.A.                                                    Ecuador
Key Pharma, A. G.                                                  Switzerland
Key Pharma, S.A.                                                   Spain
Key Pharmaceuticals Export Co., Inc.                      U.S. Virgin Islands
Key Pharmaceuticals, Inc.                                          Florida
Kirby Medical Products Cia Ltda                                    Chile
Kirby-Warrick Pharmaceuticals Limited                         United Kingdom
Laboratorio Essex, C.A.                                            Venezuela
Laboratorio S.P. White's, C.A.                                     Venezuela
Laboratorios Essex S.A.                                            Argentina
Loftus Bryan Chemicals Limited                                     Ireland
Macol, S.A.                                                        Colombia
Mallinckrodt Veterinary Limited                                    Ireland
Medexa, S.A. de C.V.                                               Mexico
Med-Nim (Proprietary) Limited                                    South Africa
MedAdvisor, Inc.                                                   Delaware
P.T. Schering-Plough Indonesia                                     Indonesia
Pharmaceutical Supply Corporation                                  Delaware
Pharmaco(Canada) Ltd.                                              Canada
Pharmaco, Inc.                                                     Delaware
Pitman-Moore Animal Health Limited                                 New Zealand
Plough (Australia) Pty. Limited                                    Australia
Plough (UK) Limited                                            United Kingdom
Plough Benelux S.A.                                                Belgium
Plough Broadcasting Co., Inc.                                      Delaware
Plough Consumer Products (Asia) Ltd.                               Hong Kong
Plough Consumer Products (Philippines) Inc.                        Philippines
Plough de Venezuela, C.A.                                          Venezuela
Plough Export, Inc.                                                Tennessee
Plough Farma, Lda.                                                 Portugal
Plough France S.A.                                                 France
Plough Hellas Limited                                              Greece
Plough Laboratories, Inc.                                          Tennessee
Plough S.p.A.                                                      Italy
Plough Services AG                                                 Switzerland
PPL, Inc.                                                          Tennessee
Pro Medica AB                                                      Sweden
Professional Pharmaceutical Corporation                            Delaware
Professional Vaccine Corporation                                   Delaware
S-P RIL Limited                                                United Kingdom
S-P Veterinary (UK) Limited                                    United Kingdom
S-P Veterinary Holdings Limited                                United Kingdom
S-P Veterinary Limited                                         United Kingdom
Scheramex S.A. de C.V.                                             Mexico
Scherico, Ltd.                                                     Switzerland
Schering Canada Inc.                                               Canada
Schering Corporation                                               New Jersey
Schering Institutional Sales Corporation                           Delaware
Schering Laboratories Advertising Inc.                             Delaware
Schering Sales Corporation                                         Delaware
Schering Sales Management, Inc.                                    Nevada
Schering Transamerica Corporation                                  New Jersey
Schering-Plough Korea                                              South Korea
Schering-Plough (Bray) Limited                                     Ireland
Schering-Plough                                                    France
Schering-Plough Grenada Limited                                    Grenada
Schering-Plough (Proprietary) Limited                              South Africa
Schering-Plough A/S                                                Denmark
Schering-Plough A/S                                                Norway
Schering-Plough AB                                                 Sweden
Schering-Plough Animal Health Limited                              Australia
Schering-Plough Animal Health Limited                              Hong Kong
Schering-Plough Animal Health Limited                              New Zealand
Schering-Plough Animal Health Limited                              Thailand
Schering-Plough Animal Health Operations Sdn Bhd                   Malaysia
Schering-Plough Animal Health Sdn Bhd                              Malaysia
Schering-Plough Animal Health Corporation                          Delaware
Schering-Plough Animal Health, Inc.                                Philippines
Schering-Plough Animal Health Corporation                          Delaware
Schering-Plough Animal Health Pte. Ltd.                            Singapore
Schering-Plough B.V.                                               Netherlands
Schering-Plough C.A.                                               Venezuela
Schering-Plough Central East A.G.                                  Switzerland
Schering-Plough (China) Ltd.                                       Bermuda
Schering-Plough Compania Limitada                                  Chile
Schering-Plough Coordination Center N.V./S.A.                      Belgium
Schering-Plough Corp., U.S.A.                                      Delaware
Schering-Plough Corporation                                        Philippines
Schering-Plough del Caribe, Inc.                                   New Jersey
Schering-Plough del Ecuador, S.A.                                  Ecuador
Schering-Plough del Peru S.A.                                      Peru
Schering-Plough External Affairs, Inc.                             Delaware
Schering-Plough Farma Lda.                                         Portugal
Schering-Plough Farmaceutica Ltda.                                 Brazil
Schering-Plough HealthCare Holding Co.                             Delaware
Schering-Plough HealthCare Products Advertising Corp.              Tennessee
Schering-Plough HealthCare Products Canada, Inc.                   Canada
Schering-Plough HealthCare Products Sales Corporation              California
Schering-Plough HealthCare Products, Inc.                          Delaware
Schering-Plough Holdings France, SAS                               France
Schering-Plough Holdings Ltd.                                 United Kingdom
Schering-Plough II - Veterinaria, Lda.                             Portugal
Schering-Plough INT Limited                                   United Kingdom
Schering-Plough International, Inc.                                Delaware
Schering-Plough Investment Co., Inc.                               Delaware
Schering-Plough Investments Limited                                Delaware
Schering-Plough Kabushiki Kaisha                                   Japan
Schering-Plough Labo N.V.                                          Belgium
Schering-Plough Legislative Resources, L.L.C.                      Delaware
Schering-Plough Limited                                            Iran
Schering-Plough Limited                                            Taiwan
Schering-Plough Limited                                            Thailand
Schering-Plough Limited                                       United Kingdom
Schering-Plough Ltd.                                               Switzerland
Schering-Plough N.V./S.A.                                          Belgium
Schering-Plough Overseas Limited                                   Delaware
Schering-Plough OY                                                 Finland
Schering-Plough Pharmaceutical Industrial and Commercial S.A.      Greece
Schering-Plough Pensions Ireland Limited                           Ireland
Schering-Plough Products, Inc.                                     Delaware
Schering-Plough Pty. Limited                                       Australia
Schering-Plough Real Estate Company, Inc.                          Delaware
Schering-Plough Real Property Holdings, Inc.                       Delaware
Schering-Plough Research Institute                                 Delaware
Schering-Plough S.A.                                               Paraguay
Schering-Plough S.A.                                               Argentina
Schering-Plough S.A.                                               Colombia
Schering-Plough S.A.                                               Panama
Schering-Plough S.A.                                               Spain
Schering-Plough S.A.                                               Uruguay
Schering-Plough S.A. de C.V.                                       Mexico
Schering-Plough S.p.A.                                             Italy
Schering-Plough Sante Animale                                      France
Schering-Plough Sdn. Bhd.                                          Malaysia
Schering-Plough Tibbi Urunler Ticaret, A.S.                        Turkey
Schering-Plough Veterinaire                                        France
Schering-Plough Veterinaria, S.A. de C.V.                          Mexico
Schering-Plough Veterinary BV                                      Netherlands
Schering-Plough Veterinary Corporation                             Nevada
Schering-Plough Veterinary NV/SA                                   Belgium
Schering-Plough Veterinary Ltd.                                    Thailand
Schering-Plough Veterinary Operations, Inc.                        Delaware
Schering-Plough Veterinary S.A.                                    Greece
Sentipharm A.G.                                                    Switzerland
Shanghai Schering-Plough Pharmaceutical Company, Ltd.              China
SOL Limited                                                        Bermuda
SP Biotech, S.A.                                                   Spain
SP HealthCare Products Corporation                                 Delaware
SP Neurotech, S.A.                                                 Spain
Suntan Sensations, Inc.                                            California
Syntro Corporation                                                 Delaware
Syntro Zeon, LC                                                    Kansas
SyntroVenture Corporation                                          Kansas
SyntroVet Incorporated                                             Kansas
Tasman Vaccine Laboratory (UK) Limited                        United Kingdom
Technobiotic Ltd.                                                  Australia
The Coppertone Corporation                                         Florida
Undra S.A. de C.V.                                                 Mexico
UNICET, SAS                                                        France
Warrick Pharmaceuticals Corporation                                Delaware
Warrick Pharmaceuticals Limited                               United Kingdom
Wellnex Pharmaceuticals                                            India
Werthenstein Chemie A.G.                                           Switzerland
White Laboratories Ltd.                                       United Kingdom
White Laboratories of Canada Ltd.                                  Canada
White Laboratories, Inc.                                           New Jersey